                                                                       (d)15(i)

                                  SCHEDULE A

                              with respect to the

                            SUB-ADVISORY AGREEMENT

                                    between

                             ING INVESTMENTS, LLC

                                      and

                       TRADEWINDS GLOBAL INVESTORS, LLC

Series                                     Annual Sub-Adviser Fee
------                         -----------------------------------------------
                                (as a percentage of average daily net assets)

ING Global Value Choice Fund                 0.50% on all assets